Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

dated as of August     , 2023,

among

PDC ENERGY, INC.,

as Issuer,

PDC PERMIAN, INC.,

as Subsidiary Guarantor

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

5.750% Senior Notes due 2026

FIRST SUPPLEMENTAL INDENTURE, dated as of August    , 2023 (this “First Supplemental Indenture”), between PDC ENERGY, INC., a Delaware corporation (the “Company”), PDC PERMIAN, INC., a Delaware corporation, as Subsidiary Guarantor (the “Subsidiary Guarantor”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor to U.S. Bank National Association), as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Subsidiary Guarantor and the Trustee have entered into that certain Indenture, dated November 29, 2017 (the “Indenture”), under which the Company has issued $750,000,000 of its 5.750% Senior Notes Due 2026 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, among other things, that, with the written consent of the Holders of a majority in principal amount of the outstanding Notes, the Company, the Subsidiary Guarantors and the Trustee may, subject to certain exceptions noted therein, amend or supplement the Indenture, the Notes and the Subsidiary Guarantees;

WHEREAS, Chevron U.S.A. Inc. and Chevron Corporation (together, “Chevron”) have solicited consents from the holders of the Notes to effect certain proposed amendments (the “Proposed Amendments”) to the Indenture as set forth in Article Two of this First Supplemental Indenture and as described in the prospectus, dated as of August    , 2023, filed with the Securities and Exchange Commission and forming part of Chevron’s Registration Statement on Form S-4 in connection with the offer by Chevron to exchange any and all of the outstanding Notes for new notes issued by Chevron U.S.A. Inc. and guaranteed by Chevron Corporation and cash (the “Exchange Offer”) and the solicitation of consents for the Proposed Amendments;

WHEREAS, Chevron has received and caused to be delivered to the Trustee evidence of the consents from Holders of a majority of the outstanding aggregate principal amount of the Notes to effect the Proposed Amendments under the Indenture;

WHEREAS, each of the Company and the Subsidiary Guarantor is authorized by a resolution of its respective Board of Directors to enter into this First Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and

WHEREAS, all the conditions and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and legally binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to effect the Proposed Amendments, the parties mutually covenant and agree as follows:

ARTICLE ONE

RELATION TO INDENTURE; DEFINITIONS

Section 1.01 Relation To Indenture. This First Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02 Rules of Constructions; Definitions. Section 1.02 of the Indenture is fully incorporated by reference into this First Supplemental Indenture. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture.

ARTICLE TWO

AMENDMENTS TO THE INDENTURE

Section 2.01 Modifications.

(a) The last sentence of Section 3.03(a) of the Indenture shall hereby be amended and restated as set forth below:

“Notice of redemption must be sent by the Company or at the Company’s request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 10 days but not more than 60 days before the redemption date, except (i) notices of redemption may be mailed or delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture and (ii) notices of redemption for fewer than all of the Notes must be mailed or delivered at least 30 days prior to a redemption date.”

(b) Clause (a)(3) of Section 6.01 of the Indenture shall hereby be amended and restated as set forth below:

“(3) failure by the Company to comply with its obligations under Section 5.01.”

Section 2.02 Deletions. The Indenture shall hereby be amended by deleting and replacing the following Sections of the Indenture and all references and definitions related thereto (to the extent not otherwise used in any other Section of the Indenture or the Notes not affected by this First Supplemental Indenture) in their entirety, and such Sections shall be of no further force and effect, and shall no longer apply to the Notes and the Indenture as amended hereby, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text:

Section 4.03 (Existence);

Section 4.04 (Payment of Taxes and other Claims);

Section 4.05 (Maintenance of Properties and Insurance);

Section 4.06 (Incurrence of Indebtedness and Issuance of Preferred Stock);

Section 4.07 (Restricted Payments);

Section 4.08 (Limitation on Liens);

Section 4.09 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries);

Section 4.10 (Subsidiary Guarantees);

Section 4.11 (Offer to Repurchase upon a Change of Control Triggering Event);

Section 4.12 (Asset Sales);

Section 4.13 (Limitations on Transactions with Affiliates);

Section 4.14 (Designation of Restricted and Unrestricted Subsidiaries);

Section 4.15 (Reports);

Clauses (c) and (d) of Section 4.16 (Reports to the Trustee);

Section 4.17 (Covenant Suspension);

Clauses (a)(C) and (D) of Section 5.01 (Merger, Consolidation or Sale of Substantially All Assets); and

Clauses (a)(4), (5), (6), (7) and (9) of Section 6.01 (Events of Default).

Section 2.03 Corresponding Amendments. Amendments to the Indenture pursuant to this First Supplemental Indenture shall also apply to the Notes. Pursuant to Section 6 of each Global Note, with effect on and from the date hereof, each Global Note shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Note consistent with the terms of the Indenture, as amended by this First Supplemental Indenture.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 3.01 Ratification of Indenture. Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

Section 3.02 Effectiveness. This First Supplemental Indenture shall become a binding agreement between the parties hereto and effective when executed by the parties hereto. Notwithstanding the foregoing sentence, the amendments to the Indenture and the Notes set forth herein shall become operative only on the settlement date of the Exchange Offer, subject to satisfaction or waiver of the conditions to the Exchange Offer.

Section 3.03 Governing Law. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with, the laws of the State of New York.

Section 3.04 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.05 The Trustee. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized as of the day and year first written above.

PDC ENERGY, INC.,

as Issuer

By:
Name:
Title:

PDC PERMIAN, INC.,

as Subsidiary Guarantor

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

By:
Name:
Title:

[Signature page to First Supplemental Indenture]